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                                                               EX 23 (g) (1) (a)

AMENDMENT NO. 1 DATED FEBRUARY 19, 2003, TO THE CUSTODY AGREEMENT DATED JULY 1,
      2002, BETWEEN MLIG VARIABLE INSURANCE TRUST AND JPMORGAN CHASE BANK

                                   SCHEDULE A

This Amendment restates Schedule A in its entirety and reflects the name change and addition of the Portfolios of the Trust set forth below:

                                  Name of Fund
                  Roszel/Lord Abbett Large Cap Value Portfolio
                     Roszel/Levin Large Cap Value Portfolio
                      Roszel/MLIM Relative Value Portfolio
                      Roszel/Sound Large Cap Core Portfolio
                   Roszel/INVESCO-NAM Large Cap Core Portfolio
              Roszel/Nicholas-Applegate Large Cap Growth Portfolio
                  Roszel/Rittenhouse Large Cap Growth Portfolio
                    Roszel/Seneca Large Cap Growth Portfolio
                    Roszel/Valenzuela Mid Cap Value Portfolio
                   Roszel/Lord Abbett Mid Cap Value Portfolio
                     Roszel/Seneca Mid Cap Growth Portfolio
                    Roszel/Seligman Mid Cap Growth Portfolio
                      Roszel/NWQ Small Cap Value Portfolio
                     Roszel/PIMCO Small Cap Value Portfolio
                 Roszel/Delaware Small-Mid Cap Growth Portfolio
          (formerly Roszel/Neuberger Berman Small Cap Growth Portfolio)
                   Roszel/JP Morgan Small Cap Growth Portfolio
                      Roszel/Lazard International Portfolio
                  Roszel/Credit Suisse International Portfolio
               Roszel/Lord Abbett Government Securities Portfolio
                       Roszel/MLIM Fixed-Income Portfolio
                   Roszel/Lord Abbett Bond Debenture Portfolio
                         Roszel/Delaware Trend Portfolio
                     Roszel/Lord Abbett Affiliated Portfolio
                 Roszel/PIMCO CCM Capital Appreciation Portfolio

                                                 MLIG VARIABLE INSURANCE TRUST

                                                 By: /s/ Michael P. Cogswell
                                                     ---------------------------
                                                 Michael P. Cogswell
                                                 President and Trustee

     ATTEST:  /s/ Edward W. Diffin, Jr.
              -------------------------

                                                 JP MORGAN CHASE BANK

                                                 By: /s/John Barry
                                                     ---------------------------
                                                         John Barry
                                                     Vice President
     ATTEST:  /s/ Peter Coccia
              --------------------------




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